      THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR
     ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE,
         SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE
     SECURITIES LAWS, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY,
             THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.



                            FREMONT GOLD CORPORATION

                         10.5% SERIES A CONVERTIBLE NOTE

NO. _____
ISSUE DATE:                                                          $__________


         FOR VALUE RECEIVED, Fremont Gold Corporation, a Delaware corporation (the "Company"), promises to pay to ___________________________________________,
whose address is _______________________________, ____________________, or
registered assigns (the "Holder"), the sum of __________________________________
_________ Dollars ($____________) in lawful money of the United States of America on or before the Maturity Date as defined herein, with all Interest thereon as defined and specified herein.

         1. INTEREST. This Note shall bear, and the Company shall pay, interest ("Interest") at the rate of ten and one-half percent (10.5%) per annum from the Issue Date through the Maturity Date. Interest on this Note shall be payable on the Maturity Date.

         2. PRE-PAYMENTS AND MATURITY DATE. This Note shall be due and payable in full, including all accrued Interest thereon, on December 31, 1996 ("Original Maturity Date"). At its option, the Company may extend the term of the Note to March 1, 1997 ("Extended Maturity Date"), at which point all principal and accrued Interest will be due and payable. The Original Maturity Date or the Extended Maturity Date, if the original Maturity Date is extended, shall be referred to in this Note as the "Maturity Date." The Company may prepay this Note at any time after issuance without penalty.

         3. EQUAL RANK. This Note represents one of a series of up to $1,800,000 principal amount of 10.5% Series A Senior Convertible Notes ("Notes") issued by the Company. All Notes rank equally and ratably without priority over one another.

         4. CONVERSION OF NOTE.

                  4.1 Conversion Price. This Note is convertible, at the option of the Holder, into Units at any time after the Issue Date prior to the close of business on the business day prior to the Maturity Date at the rate of $0.50 per Unit (the "Conversion Price"), subject to adjustment as hereinafter provided. Each Unit is composed of one share of the Company's Common Stock, par value $.001 per share ("Common Stock"), and one Redeemable Common Stock Purchase Warrant ("Warrant"). The Warrant is exercisable to purchase one share of Common Stock at the price and term specified in the Warrant. The Common Stock comprising the Units shall be deemed to have a value of $0.499 per share and the Warrant a value of $.001 per Warrant. No fractional Units or shares will be issued. In lieu thereof, the Company will pay cash for fractional share amounts equal to the fair market value of the Common Stock as quoted as the closing bid price of the Common Stock on the date of conversion.

                  4.2 Adjustment Based Upon Stock Dividends, Combination of Shares or Recapitalization. The Conversion Price shall be adjusted in the event that the Company shall at any time (i) pay a stock dividend on the Common Stock
(ii) subdivide its outstanding Common Stock into a greater number of shares,
(iii) combine its outstanding Common Stock into a smaller number of shares, (iv) issue by reclassification of its Common Stock any other special capital stock of the Company, (v) issue to holders of Common Stock, rights or warrants to subscribe for or purchase Common Stock at less than the current market price (as defined) of the Common Stock, or (vi) distribute to all holders of Common Stock evidences of indebtedness or assets (excluding cash dividends) or rights or warrants to subscribe for Common Stock (other than those mentioned above). No adjustment of the Conversion Price will be required until cumulative adjustments amount to One Dollar ($1.00) per Note or more. Upon the occurrence of an event requiring adjustment of the Conversion Price, and thereafter, the Holder, upon surrender of this Note for conversion, shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which the Holder would have owned or have been entitled to receive after the happening of any of the events described above had this Note been converted immediately prior to the happening of such event.

                  4.3 Adjustment Based Upon Merger or Consolidation. In case of any consolidation or merger to which the Company is a party (other than a merger in which the Company is the surviving entity and which does not result in any reclassification of or change in the outstanding Common Stock of the Company), or in case of any sale or conveyance to another person, firm, or corporation of the property of the Company as an entirety or substantially as an entirety, the Holder shall have the right to convert this Note into the kind and amount of securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such Note might have been converted immediately prior thereto.

                  4.4 Exercise of Conversion Privilege. The Conversion Privilege provided for herein shall be exercisable by the Holder by written notice to the Company or its successor and the surrender of this Note in exchange for the number of shares (or other securities and property, including cash, in the event of an adjustment of the Conversion Price) into which this Note is convertible based upon the Conversion Price. Conversion rights will expire at the close of business on the business day prior to the Maturity Date or redemption date of this Note.

                  4.5 Corporate Status of Common Stock to be Issued. All Common Stock (or other securities in the event of an adjustment of the Conversion Price) which may be issued upon the conversion of this Note shall, upon issuance, be fully paid and nonassessable.

                  4.6 Issuance of Certificate. Upon the conversion of this Note, the Company shall in due course issue to the Holder a certificate or certificates representing the number of shares of the Common Stock (or other securities in the event of an adjustment of the Conversion Price) to which the conversion relates.

         5. STATUS OF HOLDER OF NOTE. This Note shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company or to any rights whatsoever except the rights herein expressed, and no dividends shall be payable or accrue in respect of this Note or the securities issuable upon the conversion hereof unless and until this Note shall be converted. Upon the conversion of this Note, the Holder shall, to the extent permitted by law, be deemed to be the holder of record of the shares of Common Stock and Warrants issuable upon such conversion, notwithstanding that the stock transfer books of the Company shall then be closed or that the certificates representing such shares of Common Stock and Warrants shall not then be actually delivered.

         6. RESERVE OF SHARES OF COMMON STOCK. The Company shall reserve out of its authorized shares of Common Stock (and other securities in the event of an adjustment of the Conversion Price) a number of shares sufficient to enable it to comply with its obligation to issue shares of Common Stock (and other securities in the event of an adjustment of the Conversion Price) upon the conversion of this Note.

         7. REGISTRATION RIGHTS.

                  7.1 The Holders of the Notes and Warrants or Common Stock issued to such Holders without an effective Registration Statement under the Act ("Restricted Shares") shall have the right, at any time, to join with the Company to register the Common Stock underlying the Notes and Warrants ("Underlying Common Stock") or Restricted Shares in any Registration Statement under the Securities Act 1993, as amended ("Act"), filed by the Company with the Securities and Exchange Commission ("Commission"), which includes a public offering of equity securities for cash, either for the account of the Company or for the account of any other person. This right to join with the Company in a Registration Statement under the Act is not applicable to a Registration Statement filed by the Company with the Commission on Form S-4, S-8, or any other inappropriate form. If, at any time, the Company proposes to file a Registration Statement as described above with the Commission, it shall, at least thirty (30) days prior to such filing, give written notice of such proposed filing to the Holder and its designees at their addresses appearing on the records of the Company and shall offer to include in any such filing any proposed disposition of the Restricted Shares or Underlying Common Stock. Within fifteen (15) days of receipt of the Company's notice of filing, the owners of the Restricted Shares and Underlying Common Stock may request registration of the Restricted Shares and Underlying Common Stock pursuant to a written request setting forth the intended method of distribution and such other data or information as the Company or its counsel shall reasonably require and such Restricted Shares and Underlying Common Stock shall be included in the Registration Statement under the Act to the maximum extent permissible. The Company shall supply said owner(s) with copies of such Registration Statement, and of the prospectus included therein, in such quantities as may be reasonably necessary for the purpose of the proposed disposition.

                  7.2 The Company shall use its best efforts to have such Registration Statement declared effective by the Commission as soon as practicable after filing. The Company agrees to use its reasonable best efforts to keep the Registration Statement continuously effective, and to take any and all other actions reasonably necessary in order to permit the public resale of the Common Stock covered by the Registration Statement, until the Maturity Date of the Notes or termination date of the Warrant, whichever is later, or such shorter period which will terminate when all of the Common Stock issuable upon conversion of the Notes or exercise of the Warrants is issued pursuant to the Registration Statement. The Company further agrees, if necessary, to supplement or amend the Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement or by the Act or by any other rules or regulations for registration, including any registration statements filed pursuant to state securities laws, and the Company agrees to furnish to the Holders of Notes or Warrants copies of any such supplement or amendment promptly after its being used or filed with the Commission. The Company shall pay all registration expenses in connection with the registration pursuant to this paragraph. Such reasonably expenses shall include all registration of filing fees, all fees and expenses of compliance with securities or blue sky laws, including reasonable fees and disbursements of one firm of counsel for the Holders and any placement agents in connection with blue sky qualifications of the securities being registered, printing expenses and reasonable fees and disbursements of counsel for the Company and its independent certified public accountants, the fees and expenses associated with any required filing with the National Association of Dealers, Inc. ("NASD"). The Company is not required to pay any fees or expenses of Holders, placement agents or Holder's or placement agent's counsel, other than the blue sky counsel referred to above, or accountant or any other advisors, including any transfer taxes, underwriting, brokerage or other discounts and commissions and finder's or similar fees payable with respect to the Common Stock registered in the Registration Statement.

                  7.3 Each Holder shall pay all costs and expenses incurred by such Holder, including all transfer taxes, underwriting, brokerage and other discounts and commissions and finder's and similar fees payable with respect to the Restricted Shares and Underlying Common Stock registered pursuant to this Paragraph 7, "Registration Rights." To the extent any registration expenses are incurred, assumed or paid by any Holder or any placement or sales agent therefor or underwriter thereof with the Company's prior consent, the Company shall reimburse such person for the full amount of the registration expenses so incurred, assumed or paid within a reasonable time after receipt of a written request for the same. Any registration expenses submitted by any Holder, placement agent, sales agent or underwriter on behalf of any such person for payment by the Company shall be itemized in detail and contain clear and accurate receipts of all expenditures made by such parties.

                  7.4 The Company and the Holder shall indemnify and hold harmless each other and their respective Affiliates from and against any loss, liability, claim, damage and expense (including reasonable attorneys' fees) to the extent resulting from any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which the Restricted Shares and Underlying Common Stock were registered under the Act, or any amendment thereto, including all documents incorporated by reference, or from the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statement not misleading; provided that the obligations of any Holder to indemnify the Company and its Affiliates shall be limited to the proceeds received by such Holder from the sale of the Restricted Shares and Underlying Common Stock pursuant to the Registration Statement and shall only apply with respect to the information furnished in writing by such Holder or on such Holder's behalf expressly for use in the Registration Statement or any prospectus relating to the Restricted Shares and Restricted Shares and Underlying Common Stock or any amendment or supplement thereto. The indemnification required by this subparagraph 7.4 shall be in a form typical for transactions of such nature.

         8. SENIOR SUBORDINATED INDEBTEDNESS.

                  8.1 This Note constitutes Senior Indebtedness of the Company and is unsecured.

                  8.2 The Indebtedness evidenced by this Note and all of the Notes will be subordinated to the prior payment when due of the principal of, and premium, if any, and accrued and unpaid interest on, all existing Senior Indebtedness. The Notes will be senior to, in right of payment of principal of, premium, if any, and accrued and unpaid interest on, any other and future Subordinated Indebtedness of the Company.

                  8.3 Upon any distribution of assets of the Company in any dissolution, winding up, liquidation or reorganization of the Company, all holders of Senior Indebtedness of the Company must be paid in full before any payment or distribution is made with respect to the Notes.

                  8.4 Upon the maturity of any Senior Indebtedness of the Company by lapse of time, acceleration or otherwise, unless and until all principal thereof, premium, if any, and interest thereon and other amounts due thereon shall first be paid in full, no payment shall be made by or on behalf of the Company with respect to the principal of, premium, if any, or interest on the Notes. Upon the happening of any default in the payment of any principal of or interest on or other amounts due on any Senior Indebtedness of the Company (a "Payment Default") unless and until such default shall have been cured or waived or have ceased to exist, no payment shall be made by or on behalf of the Company with respect to the principal of or Interest on the Notes. Upon the happening of any default or event of default (other than a Payment Default), including any event which with the giving of notice or the lapse of time or both would become an event of default and including any default or Event of Default which would result upon any payment with respect to the Notes, with respect to any Senior Indebtedness of the Company, as such default or event of default is defined therein or in the instrument or agreement or other document under which it is outstanding, then upon written notice thereof given to the Company by a holder or holders of any Senior Indebtedness of the Company or their representative ("Payment Notice"), no payment shall be made by or on behalf of the Company with respect to the principal of, premium, if any, or Interest on the Notes, during the period (the "Payment Blockage Period") commencing on the date of such receipt of such Payment Notice and ending on the earlier of the date, if any, on which such default is cured or waived or ceases to exist or the Senior Indebtedness to which such default relates is discharged.

         9. DEFAULT. The Company shall perform its obligations and covenants hereunder and in each and every other agreement between the Company and Holder pertaining to the Indebtedness evidenced hereby. The following provisions shall apply upon failure of the Company so to perform.

                  9.1 Event of Default. Any of the following events shall constitute an "Event of Default" hereunder:

                           (a) Failure by the Company to pay principal of any of
                  the Notes when due and payable on the Maturity Date;

                           (b) Failure of the Company to pay Interest when due
                  hereunder, which failure continues for a period of thirty (30) days after the due date of the amount involved; or

                           (c) Failure of the Company to perform any of the
                  covenants, conditions, provisions or agreements contained herein, or in any other agreement between the Company and Holder pertaining to the Indebtedness evidenced hereby, which failure continues for a period of sixty (60) days after notice of default has been given to the Company by the Holders of not less than twenty-five percent (25%) of the principal amount of the Notes then outstanding; provided, however, that if the nature of the Company's obligation is such that more than sixty (60) days are required for performance, then an Event of Default shall not occur if the Company commences performance within such sixty (60) day period and thereafter diligently prosecutes the same to completion; or

                           (d) The entry of an order for relief under Federal
                  Bankruptcy Code as to the Company or entry of any order appointing a receiver or trustee for the Company or approving a petition in reorganization or other similar relief under bankruptcy or similar laws in the United States of America or any other competent jurisdiction, and if such order, if involuntary, is not satisfied or withdrawn within sixty (60) days after entry thereof; or the filing of a petition by the Company seeking any of the foregoing, or consenting thereto; or the filing of a petition to take advantage of any debtor's act; or making a general assignment for the benefit of creditors; or admitting in writing inability to pay debts as they mature.

                  9.2 Acceleration. Upon any Event of Default (in addition to any other rights or remedies provided for under this Note), at the option of the Holders of not less than twenty-five percent (25%) of the principal amount of the Notes then outstanding, all sums evidenced hereby, including all principal, Interest, fees and all other amounts due hereunder, shall become immediately due and payable. If an Event of Default in the payment of principal or Interest should occur and be continuing with respect to the Note, any one or more holders of the Notes then outstanding may declare the principal of the Notes to be immediately due and payable. In the Event of a Default due to a breach of any other covenant or term, Holders representing twenty-five percent (25%) of the principal amount of the Notes may take action to accelerate the Notes.

                  9.3 Notice by Company. Upon the happening of any Event of Default specified in this paragraph that is not cured within the respective periods prescribed above, the Company will give prompt written notice thereof to the Holder of this Note.

                  9.4 No Waiver. Failure of the Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default, or in the event of continuance of any existing Event of Default after demand or performance thereof.

                  9.5 Default Interest. Default Interest will accrue on an unpaid principal or Interest due hereunder at the rate of sixteen percent (16%) per annum upon the occurrence of any Event of Default until the Event of Default is cured.

                  9.6 Pursuit of any Remedy. No Holder of a Note may pursue any remedy under the Notes unless (i) the Company shall have received written notice of a continuing Event of Default from the Holder and (ii) the Company shall have received a request from Holders of at least twenty-five percent (25%) of principal amount of the Notes to pursue such remedy. The Holders of fifty-one percent (51%) of principal amount of the Notes then outstanding have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Noteholders under the Notes.

         10. ASSIGNMENT, TRANSFER OR LOSS OF THE NOTE.

                  10.1 No Holder of this Note may assign, transfer, hypothecate or sell all or any part of this Note or in any way alienate or encumber the Note without the express written consent of the Company, the granting or denial of which shall be within the absolute discretion of the Company. Any attempt to effect such transfer without the consent of the Company shall be null and void. The Company has not registered this Note under the Act or the applicable securities laws of any state in reliance on exemptions from registration. Such exemptions depend upon the investment intent of the Holder at the time he acquires his Note. Each Holder has acquired his Note for his own account for investment purposes only and not with a view toward distribution or resale of such Note within the meaning of the Act and the applicable securities laws of any state. The Company shall be under no duty to register the Note or to comply with an exemption in connection with the sale, transfer or other disposition under the applicable laws and regulations of the Act or the applicable securities laws of any state. The Company may require the Holder to provide, at his expense, an opinion of counsel satisfactory to the Company to the effect that any proposed transfer or other assignment of the Note will not result in a violation of the applicable federal or state securities laws or any other applicable federal or state laws or regulations.

                  10.2 All expenses, including reasonable legal fees incurred by the Company in connection with any permitted transfer, assignment or pledge of this Note will be paid by the Holder requesting such transfer, assignment or pledge.

                  10.3 Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction of any Note, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Note held by the original Noteholder, of an indemnity agreement reasonably satisfactory to the Company), or, in the case of any such mutilation, upon the surrender of such Note to the Company at is principal office for cancellation, the Company at its expense will execute and deliver, in lieu thereof, a new Note of like tenor, dated the date to which interest hereunder shall have been paid on such lost, stolen, destroyed or mutilated Note.

                  10.4 Subject to Subparagraph 10.1 above, the Holder may, at his option, either in person or by duly authorized attorney, surrender this Note for registration of transfer at the principal office of the Company and, upon payment of any expenses associated with the transfer, receive in exchange therefor a Note or Notes, dated as of the date to which interest has been paid on the Note so surrendered, each in the principal amount of $1,000 or any multiple thereof, for the same aggregate unpaid principal amount as the Note so surrendered and registered as payable to such person or persons as may be designated by the Holder. Every Note surrendered for registration of transfer shall be duly endorsed or shall be accompanied by a written instrument of transfer duly executed by the Holder or his attorney duly authorized in writing. Every Note, so made and delivered by the Company in exchange for any Note surrendered, shall in all other respects be in the same form and have the same terms as the Note surrendered. No transfer of any Note shall be valid unless made in such manner at the principal office of the Company.

                  10.5 The Company may treat the person in whose name this Note is registered as the owner and Holder of this Note for the purpose of receiving payment of all principal of and all Interest on this Note, and for all other purposes whatsoever, whether or not such Note shall be overdue and, except for transfers effected in accordance with this subparagraph, the Company shall not be affected by notice to the contrary.

         11. MODIFICATIONS AND AMENDMENTS. After notice given by the Company to the Holders of all Notes at the time outstanding, the Company may from time to time and at any time enter into an agreement or agreements supplemental to the provisions of this Note for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Notes or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental agreement shall; provided that no such modification or amendment may, without the consent of the holder of each Note then outstanding affected thereby, (i) reduce the percentage of principal amount of Notes whose Holders may consent to an amendment, supplement or waiver; (ii) reduce the rate or change the time for payment of interest, including Default Interest, on any Note; (iii) reduce the principal amount of any Note or change the Maturity Date of the Notes; (iv) make any Note payable in money other than that stated in the Note; (v) impair the right to institute suit for the enforcement of any payment of principal of, or premium, if any, or interest on, any Note; (vi) make any change in the percentage of principal amount of Notes necessary to waive compliance with certain provisions of the Note; or (vii) waive a continuing default or Event of Default in the payment of principal of, premium, if any, or Interest on the Notes. The modifications and amendments of the Notes may be made by the Company without the consent of any Holders of Notes in certain limited circumstances, including (a) to cure any ambiguity, omission, defect or inconsistency, (b) to provide for the assumption of the obligations of the Company under the Notes upon the merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company, or (c) to make any change that does not adversely affect the rights of any holder of Notes. The Holders of a majority in aggregate principal amount of the Notes then outstanding may waive any past default under the Notes, except a default in the payment of principal, premium, if any, or Interest. Promptly after execution by the Company and Holders of the Notes of a supplemental agreement pursuant to the provisions of this paragraph, the Company shall deliver a copy of such supplemental agreement to all Holders of the Notes at the time outstanding.

         12. NOTICES. All notices provided for herein shall be validly given if in writing and delivered personally or sent by certified mail, postage prepaid, to the office of the Company or such other address as the Company may from time to time designate in writing sent by certified mail, postage prepaid, to the Holder at his address set forth below or such other address as the Holder may from time to time designate in writing to the Company by certified mail, postage prepaid.

         13. USURY. All Interest, fees, charges, goods, things in action or any other sums or things of value, or other contractual obligations (collectively, the "Additional Sums") paid by the Company hereunder, whether pursuant to this Note or otherwise, with respect to the Indebtedness evidenced hereby, or any other document or instrument in any way pertaining to the Indebtedness, which, under the laws of the State of Arizona may be deemed to be Interest with respect to such loan or Indebtedness, shall, for the purpose of any laws of the State of Arizona, which may limit the maximum amount of Interest to be charged with respect to such loan or Indebtedness, be payable by the Company as, and shall be deemed to be, Interest and for such purposes only, the agreed upon and contracted rate of Interest shall be deemed to be increased by the Additional Sums. Notwithstanding any provision of this Note to the contrary, the total liability for payments in the nature of Interest under this Note shall not exceed the limits imposed by applicable law. The Company shall not assert a claim, and shall actively resist any attempts to compel it to assert a claim, respecting a benefit under any present or future usury laws against any Holder of this Note.

         14. BINDING EFFECT. This Note shall be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and permitted assigns.

         15. COLLECTION FEES. Except as otherwise provided herein, the Company shall pay all costs of collection, including reasonable attorneys' fees and all costs of suit and preparation for such suit (and whether at trial or appellate level), in the event the unpaid principal amount of this Note, or any payment of Interest is not paid when due, or in the event Holder is made party to any litigation because of the existence of the Indebtedness evidenced by this Note, or if at any time Holder should incur any attorneys' fees in any proceeding under the Federal Bankruptcy Code (or other similar laws for the protection of debtors generally) in order to collect any Indebtedness hereunder or to preserve, protect or realize upon any security for, or guarantee or surety of, such Indebtedness whether suit be brought or not, and whether through courts of original jurisdiction, as well as in courts of appellate jurisdiction, or through a bankruptcy court or other legal proceedings.

         16. CONSTRUCTION. This Note shall be governed as to its validity, interpretation, construction, effect and in all other respects by and in accordance with the laws and interpretations thereof of the State of Arizona. Unless the context otherwise requires, the use of terms in singular and masculine form shall include in all instances singular and plural number and masculine, feminine and neuter gender.

         17. SEVERABILITY. In the event any one or more of the provisions contained in this Note or any future amendment hereto shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note or such other agreement, and in lieu of each such invalid, illegal or unenforceable provision there shall be added automatically as a part of this Note a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

         18. DEFINITIONS.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized to act on behalf of the Board of Directors of such Person.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, equity participations or other equivalents (however designated) of corporate stock or partnership interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.

         "GAAP" means generally accepted accounting principles as in effect in the United States of America as of the Issue Date.

         "Holder" means a Person in whose name a Note is registered on the Company's books.

         "Indebtedness" means, without duplication, with respect to any Person,
(a) all obligations of such Person (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services (other than accounts payable or other obligations arising in the ordinary course of business), (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a capitalized lease obligation under GAAP, or
(vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (b) all net obligations of such Person under interest rate swap obligations and foreign currency hedges; (c) all liabilities of others of the kind described in the preceding clauses (a) or (b) that such Person has guaranteed or that are otherwise its legal liability; (d) Indebtedness (as otherwise defined in this definition) of another Person secured by lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of
(1) the full amount of such obligations so secured, and (2) the fair market value of such asset, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a board resolution; and
(e) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b),
(c), (d) or this clause (e), whether or not between or among the same parties.

         "Issue Date" means the date on which the Notes are originally issued.

         "Maturity Date" means December 31, 1996, or if the Company extends the term of the Note, March 1, 1997.

         "Person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

         "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated), which is preferred as to the payment of dividends, or upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

         "Senior Indebtedness" means any Indebtedness of the Company, whether outstanding on the date hereof or hereafter incurred, unless such Indebtedness is pari passu with or contractually subordinate or junior in right of payment to the Notes, except Indebtedness to any Affiliate of the Company which shall be junior and subordinate to the Notes.

         "Subordinated Indebtedness of the Company" means any Indebtedness of the Company, whether outstanding on the Issue Date or hereafter incurred, which is contractually subordinate or junior in right of payment to the Notes.

         A "subsidiary" of any Person means (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its subsidiary is entitled to receive more than fifty percent (50%) of the assets of such partnership upon its dissolution, or (iii) any other Person (other than a corporation or partnership) in which such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or
(y) the power to elect or direct the election of a majority of directors or other governing body of such Person.



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